UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 23, 2005

                                UNIOIL
(Exact name of registrant as specified in its charter)

        Nevada                                             0-10089                                     93-0782780
(State or other jurisdiction       (Commission File Number)      (IRS Employer Identification No.)
    of incorporation)

3817 Carson Avenue, P.O. Box 200310, Evans, Colorado    80620
(Address of principal executive offices)                               (Zip Code)

                        (970) 330-6300
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K consists of 8 pages.

Item 3.03   Material Modification to Rights of Security Holders.

          At a Special Meeting of Stockholders of Unioil, a  Nevada corporation ("the Company"), held on November 30, 2005 (the "Special Meeting"), the stockholders voted to authorize management to implement a one-for-ten reverse stock split of the outstanding Common Stock of the Company.  Pursuant to that authorization, on December 29, 2005 (the "Effective Date"), the Company effectuated a reverse split of the Common Stock outstanding on the Effective Date, with the result that one share of post-split Common Stock was issued as of the close of business on the Effective Date in exchange for each ten shares of Common Stock outstanding immediately prior to the close of business on the Effective Date.  No fractional shares, however, were issued in the reverse stock split.  Payment of cash shall be made in lieu of fractional shares otherwise issuable in connection the reverse stock split.

          The reverse stock split was effected by the filing in the office of the Nevada Secretary of State, on the Effective Date, of a related Certificate of Amendment to the Articles of Incorporation of the Company.  A copy of the Certificate of Amendment is attached to this report as Exhibit 3.1.

          To distinguish the post-split Common Stock from the pre-split shares, the post-split Common Stock will be identified by a new CUSIP number, and will be evidenced by a new form of stock certificate.  The new certificates are to be issued in due course by the Company's transfer agent in accordance with instructions that are to be mailed to stockholders of record as of the Effective Date.

Item 4.01   Changes in Registrant's Certifying Accountant.

          The independent accountants who were engaged as the principal accountants to audit the Company's financial statements for the fiscal years ended December 31, 2004 and 2003, as well as for certain earlier periods, were Pritchett, Siler & Hardy, P.C. ("PS&H"), of Salt Lake, City, Utah.

          The report of PS&H for the fiscal year ended December 31, 2004, did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

          The report of PS&H for the fiscal year ended December 31, 2003, however, was a modified report, in that adverse financial conditions identified by the accountants "raise[d] substantial doubt about the ability of the Company to continue as a going concern."  Further, the report stated that "[t]he financial statements do not include any adjustments that might result from the outcome of these uncertainties."  The adverse financial conditions identified by PS&H consisted of "current liabilities in excess of current assets and . . . uncertainties related to the realization of assets."  Except as described in this paragraph, the report of PS&H for the fiscal ended December 31, 2003, did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

          Neither during the fiscal years ended December 31, 2004 and 2003, nor during any subsequent interim period was there any disagreement between the Company and PS&H on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

          The Company's board of directors, nevertheless, made a proposal, to be submitted to the stockholders, that the firm of Michael J. Larsen, LLC ("MJL"), of Sandy, Utah, be engaged to serve as the Company's principal accountant to audit the Company's financial statements at, and for the fiscal year ending, December 31, 2005.  From November 12, 2004, until October 7, 2005, Michael J. Larsen, the sole member of MJL, was a shareholder of PS&H.  First as a member of the PS&H staff, and later as a shareholder, Mr. Larsen himself did much of the audit work that PS&H performed on behalf of the Company for the fiscal years ended December 31, 2004 and 2003, as well as for certain earlier periods.

          At the Special Meeting, the stockholders of the Company voted to approve the board's proposal to engage MJL. Pursuant to that approval, the Company did engage MJL, on December 23, 2005, to serve as the Company's independent auditor for the fiscal year ending December 31, 2005.

          As noted above, PS&H performed an audit of the Company's financial statements at, and for the fiscal year ended, December 31, 2004.  Management determined, however, that the interests of efficiency would be served by having MJL re-audit the Company's financial statements for that year.  One of the efficiencies to be achieved by a re-audit would be to avoid the need to have two audit reports for inclusion in the Company's Report on Form 10-KSB for the year ending December 31, 2005, namely, one audit report from PS&H for 2004 and a separate audit report from MJL for 2005.  Another efficiency would be to allow MJL to review and comment upon the entirety of the Report, rather than to have two layers of accounting review, one to be performed by PS&H and another to be performed by MJL.  Management believes the efficiencies are apt to be especially favorable in light of Mr. Larsen's existing familiarity with the work PS&H performed for 2004.  In addition to engaging MJL to audit the financial statements of the Company for 2005, therefore, the Company also chose to engage MJL to re-audit the financial statements for 2004.

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

          For information as to a recent amendment to the Company's Articles of Incorporation, see Item 3.03, above.

Item 9.01   Financial Statements and Exhibits.

(a)      Financial statements of businesses acquired.

None

(b)     Pro forma financial statements.

None

(c)     Shell company transactions.

None

(d)      Exhibits.

  3.1     Certificate of Amendment to Articles of Incorporation

16.1    Letter of Pritchett, Siler & Hardy, P.C., dated December 23, 2005

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 23, 2005                                                            UNIOIL

                                                                                                    By:     /s/  Charles E. Ayers, Jr.
                                                                                                             Charles E. Ayers, Jr., President
                                                                                                             (Principal Executive Officer,
                                                                                                             Principal Financial Officer, and
                                                                                                             Principal Accounting Officer)